UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 N. Commerce Parkway, Suite 208 Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

(754) 231-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On December 22, 2023, the Audit Committee (the “Audit Committee”) of the board of directors of ZyVersa Therapeutics, Inc. (the “Company”) dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm. EY had served as the Company’s independent registered public accounting firm from 2019 through the period ended September 30, 2023, and subsequent interim period through December 22, 2023.

EY’s audit reports on the Company’s consolidated financial statements as of December 31, 2022 and 2021 and for the years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that each of EY’s reports for the years ended December 31, 2022 and December 31, 2021 contained an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2022 and 2021 and the subsequent interim period through December 22, 2023, there were (1) no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of such disagreements in connection with in their report on the Company’s consolidated financial statements for such year or for any reporting period since the Company’s last fiscal year end, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except as set forth below. As previously disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), the Company’s management identified material weaknesses related to maintaining effective controls because the Company did not design and implement effective controls over the accounting for significant and complex non-routine transactions. This reportable event was discussed among the Company’s management, the Audit Committee, and EY. EY has been authorized by the Company to respond fully to the inquiries of Marcum LLP (“Marcum”), the successor accountant, including concerning this reportable event.

The Company provided EY with a copy of the disclosure in this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that EY furnish the Company with a letter addressed to the SEC stating whether EY agrees with the statements made by the Company in this Item 4.01 and, if not, stating the respects, if any, in which EY does not agree with such statements. A copy of the letter from EY is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

On December 22, 2023, the Audit Committee appointed Marcum as the Company’s new independent registered public accounting firm commencing with the Company’s fiscal year ending December 31, 2023.

During the Company’s fiscal years ended December 31, 2022 and 2021 and the subsequent interim periods through December 22, 2023, the date that Marcum was appointed as the Company’s new independent registered public accounting firm, neither the Company nor anyone acting on its behalf consulted with Marcum regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter dated December 22, 2023 from Ernst & Young LLP to the U.S. Securities and Exchange Commission
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZyVersa Therapeutics, Inc.

December 22, 2023	By:	/s/ Stephen Glover
	Name:	Stephen Glover
	Title:	Chief Executive Officer